REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM



To the Board of Trustees of Cheswold
Lane Funds and
the Shareholders of Cheswold Lane
International High Dividend Fund


In planning and performing our audit of
the financial statements of the Cheswold
Lane International High Dividend Fund  a
series of shares of Cheswold Lane Funds
the  Fund    as of December 31  2007 and
for the year then ended  in accordance
with the standards of the Public Company
Accounting Oversight Board  United
States   we considered its internal
control over financial reporting
including control activities for
safeguarding securities  as a basis for
designing our auditing procedures for
the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR but not for the purpose of expressing an opinion on the effectiveness of the Fund s internal control over financial reporting. Accordingly we express no such opinion.

The management of Cheswold Lane Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In fulfilling
this responsibility  estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A company s internal
control over financial reporting is a
process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with accounting
principles generally accepted in the
United States of America.  A Fund s
internal control over financial
reporting includes those policies and
procedures that  1  pertain to the
maintenance of records that  in
reasonable detail  accurately and fairly
reflect the transactions and
dispositions of the assets of the
company   2  provide reasonable
assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a Fund s assets that could have a material effect on the financial statements.

Because of inherent limitations
internal control over financial
reporting may not prevent or detect
misstatements. Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees  in
the normal course of performing their
assigned functions to prevent or detect misstatements on a timely basis. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Fund s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board  United States .
However we noted no deficiencies in the internal control over financial reporting and its operations including controls for safeguarding securities that we consider to be material weaknesses as defined above as of December 31 2007.

This report is intended solely for the
information and use of the shareholders
of the Cheswold Lane International High
Dividend Fund  management and the Board
of Trustees of Cheswold Lane Funds  and
the Securities and Exchange Commission
and is not intended to be and should not be used by anyone other than these specified parties.



BRIGGS  BUNTING & DOUGHERTY  LLP


Philadelphia  Pennsylvania
February 27  2008